Annex A-1

Directors of Atlas Holdings

Name	Citizenship	Business Address	Present Principal Occupation
Mr. Hatem Dowidar	Egyptian, Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Executive Officer, e&
Mr. Mohamed Karim Bennis	French	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Financial Officer, e&
Mr. Hasan Mohamed Alhosani	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Corporate Secretary, e&

Annex A-2

Directors and Executive Officers of e&

Name	Citizenship	Business Address	Present Principal Occupation
Directors of e&
H.E. Jassem Mohamed Bu Ataba Alzaabi	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Chairman of e& Group
Mr. Essa Abdulfattah Kazim Almulla	Emirati	Dubai International Financial Centre (“DIFC”), the Gate Building, Level 14, East Wing, Dubai, UAE	Governor, DIFC
Mr. Hesham Abdulla Qassim Al Qassim	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Director of e&
Sheikh Ahmed Mohammed Sultan Suroor Al Dhaheri	Emirati	Royal Furniture Building, Floor Zero 1, Office 04, Airport Road, Abu Dhabi	Entrepreneur
Ms. Mariam Saeed Ahmed Ghobash	Emirati	PO Box 47233, Abu Dhabi, UAE	Self-employed
Mr. Saleh Abdulla Ahmed Alabdooli	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Director of e&
H.E. Mansoor Ibrahim Ahmed Al Mansoori	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Director of e&
Mr. Michel Combes1	French	BrightSpeed – 1120 S Tyron St Ste 700, Charlotte, NC, 28203	Chairman & CEO, BrightSpeed
Mr. Abdelmonem Bin Eisa Bin Nasser Alserkal	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Director of e&
Mr. Khalid Abdulwahid Hassan Alrustamani2	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Chairman and Chief Executive Officer of AW Rostamani Group, Director of e&
Mr. Otaiba Khalaf Ahmed Alotaiba	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Director of e&

1 Mr. Michael Combs owns 1,622,121 Ordinary Shares in Vodafone.

2 Mr. Khalid Abdulwahid Hassan Alrustamani indirectly owns 151,750 Ordinary Shares in Vodafone. These shares are held directly by Athenaeum Investments Limited.

Name	Citizenship	Business Address	Present Principal Occupation
Executive Officers of e&
Mr. Hatem Dowidar	Egyptian, Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Executive Officer
Mr. Mohamed Karim Bennis	French	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Financial Officer
Mr. Obaid Hussain Obaid Hussain Bokisha	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Operations Officer
Mr. Harrison Him Shun Lung	Canadian	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Strategy Officer
Mr. Khalid Abdulla Murshed Rashed	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Chief Executive Officer, e& Enterprise
Mr. Khalifa Al Shamsi	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Chief Executive Officer, e& Life, Chief Executive Officer, e& International
Mr. Hasan Mohamed Alhosani	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Corporate Secretary, e&

Annex A-3

EIA Executive Committee and Management

Name	Citizenship	Business Address	Present Principal Occupation
EIA Executive Committee and Management
H.E. Khaled Mohammed Balama	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chairman of Executive Committee Board Member
H.E. Hareb Masood Al Darmaki	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Executive Committee Board Member
H.E. Kaltham Hamad Al Ghfeli	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Executive Committee Board Member
Mr. Mohamed Al Mehairi	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Executive Officer
Mr. Salem Al Mehairi	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Executive Director
Ms. Hassa Balouma	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Executive Director
Mr. Majed AlMenhali	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Financial Officer
Mr. Troy Rieck	Australian	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Investment Officer
Dr. Vasilios Siokis	Greek	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Risk Officer
Mr. Aaron Clayton	United Kingdom	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Human Resources Officer
Ms. Salwa Asban	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Internal Auditor
Ms. Rima Hadid	Australian	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	General Counsel
Mr. Gustavo Bagattini	Brazilian	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Strategy Director
Mr. Mohamed Al Mazrouei	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Investment Officer, Strategic Assets